UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2022

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-41048	86-2581754
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 W. Morse Boulevard, Suite 220
Winter Park, FL 32789
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (321)  972-1583

6100 Southwest Boulevard, Suite 320
Fort Worth, TX 76109
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	IRRXU	The New York Stock Exchange
Class A common stock, par value $0.0001	IRRX	The New York Stock Exchange
Warrants	IRRXW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers
On November 15, 2022, Richard D. Bertel notified Integrated Rail and Resources Acquisition Corp. (the “Company”) of his intent to resign as Chairman of the Board of Directors and Chief Executive Officer, effective November 30, 2022. Mr. Bertel also notified the Company of (i) Christopher A. Bertel’s intent to resign as Chief Financial Officer and Senior Vice President, (ii) Robert L. Bach’s intent to resign as Secretary and General Counsel, (iii) Mark Hemphill’s intent to resign as Vice President – Infrastructure Analysis, (iv) Michael Haeg’s intent to resign as Vice President – Commercial Analysis, (v) Edmund W. Underwood’s intent to resign as a director, (vi) Rollin Bredenberg’s intent to resign as a director, and (vii) Troy O. Welch’s intent to resign as a director, effective November 30, 2022.

Appointment of Directors and Officers
On November 21, 2022, the Board of Directors approved resolutions: (i) decreasing the size of the Board from seven directors to five directors, (ii) appointing (a) Mark A. Michel as Chief Executive Officer and Chairman of the Board of Directors and (b) Timothy J. Fisher as Vice Chairman of the Board of Directors, President and Chief Financial Officer, and (iii) appointing each of Ronald Curt Copley and Jason C. Reeves as a  director, in each case effective as of November 30, 2022 immediately following the resignation of the individuals identified in the paragraph above.  Following their appointment to the Board of Directors of the Company on November 30, 2022, Ronald Curt Copley and Jason C. Reeves will also serve as members of the Company’s Audit Committee, Nominating and Corporate Governance Committee and the Compensation Committee.

Mr. Michel, 49 years old, has served as the Company’s President, Chief Operating Officer since March 2021, and Vice Chairman since November 2021. Mr. Michel is a Managing Partner at the DHIP Group where he leads the infrastructure line of business. He directs equity investments in high-quality infrastructure assets in the energy, transport and water/wastewater asset classes by custom tailoring financing solutions across a breadth of capital needs. Prior to joining DHIP Group in 2017, he was a Managing Director and Head of Project and Structured Finance at Drexel Hamilton from 2016 to 2019, a full-service institutional investment banking and financial advisory firm. Prior to his time at Drexel Hamilton, he raised capital and worked to structure transactions at Corporate Capital Trust, a $6 billion Business Development Company (BDC) owned and operated by KKR & CNL. Prior to his career in financial services, he served in the White House and was the Navy’s Representative to the National Security Council in the White House Situation Room and was a member of the National Security Council staff. Prior to his White House service, he was a career naval officer achieving the rank of Commander and served in the United States Navy for more than 20 years focusing his service within Naval Special Warfare (SEALs) and the Special Operations and Intelligence Communities and held senior-level positions throughout the Intelligence Community and National Security establishment. He earned a bachelor’s degree in political science from Auburn University and an MBA in finance from the University of Miami Herbert School of Business.

Mr. Fisher, 42 years old, has served as the Company’s Senior Vice President and Chief Acquisition Officer since March 2021, and Director since November 2021. Mr. Fisher is a Managing Partner at the DHIP Group, where he is responsible for originating and directing equity investments in a variety of infrastructure assets for the independent fund and alongside operating or  co-investment  partners. He also works to optimize the capital structure of portfolio companies and to develop new business for portfolio companies. Prior to forming DHIP, he was Managing Partner and Head of Investment Banking at Drexel Hamilton where he worked from 2015 to 2020, a full-service institutional investment banking and financial advisory firm. He worked with a variety of private companies to provide capital solutions and assisted them with structuring and raising equity and debt financing from institutional investors for a variety of purposes including M&A, working capital, capital expenditures, and refinancing. He moved to the buy side as an assistant MLP portfolio manager at Parker Global Strategies in 2013, with his fund posting well above benchmark returns annually. In July 2014, he left to help a family office invest a proprietary pool of capital, raise outside capital and develop new business for lower middle market private companies in the oil and gas, transportation, and specialty finance sectors. He was a U.S. Army Artillery Officer, serving three tours in Iraq where he earned two Bronze Stars and an Army Commendation Medal with V-Device. He is a graduate of the U.S. Military Academy (West Point) and earned an MBA from the New York University Stern School of Business.

No compensation adjustments were made for either Mr. Michel or Mr. Fisher in connection with these officer position changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

Dated: November 21, 2022	By:	/s/ Mark A. Michel
	Name:	Mark A. Michel
	Title:	President and Chief Operating Officer